Exhibit 32.2

CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

                The undersigned hereby certifies that he is the duly appointed and acting Chief Financial Officer of MIVA, Inc., a Delaware corporation (the “Company”) and hereby certifies as follows:

                                (1)           The Quarterly Report containing financial statements to which this certificate is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                                (2)           The information contained in the Quarterly Report to which this certificate is an exhibit fairly presents, in all material respects, the financial condition and results of operations of the Company.

                In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite his signature below.

August 11, 2008	/s/ Lowell W. Robinson
Lowell W. Robinson
Chief Financial and Chief Operating Officer